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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        DATE OF REPORT: NOVEMBER 29, 1999



                         CHECKFREE HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                         0-26802                    58-2360335
----------------              ---------------------       ----------------------
(STATE OR OTHER               (COMMISSION FILE NO.)       (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)


                           4411 East Jones Bridge Road
                             Norcross, Georgia 30092
                                 (770) 441-3387
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)



                                 Not Applicable
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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ITEM 5.  OTHER EVENTS

        On November 29, 1999, CheckFree Holdings Corporation (the "Company") consummated the offering of its convertible subordinated notes. The notes, which will mature on December 1, 2006, bear interest at 6.5% per annum, payable semi-annually, and are convertible, at the option of the holder, into shares of the common stock of the Company at a conversion price of $73.20 per share, or
13.6612 shares for each $1,000 of face value. The notes are subject to call by the Company on or after December 1, 2002.

        The aggregate face value of the notes is $172.5 million, which includes $22.5 million, from the exercise of the over-allotment by the initial purchasers. The proceeds will be used for general corporate purposes, including possible acquisitions.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CHECKFREE HOLDINGS CORPORATION

Date: December 2, 1999                  By: /s/ Peter F. Sinisgalli
                                            -----------------------------------
                                            Peter F. Sinisgalli, President
                                              and Chief Operating Officer

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